Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 28, 2015, Schweitzer-Mauduit International, Inc. (the “Company” or "SWM") completed the acquisition (the "Acquisition") of Argotec Intermediate Holdings, LLC (“Argotec”), pursuant to an Equity Interest Purchase Agreement (the “Purchase Agreement”), entered into on September 17, 2015, by and among the Company, SWM-Argotec, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of the Company (“Buyer”), Argotec Intermediate Holdings Two LLC, a Delaware limited liability company (“Seller”), Argotec, Argotec LLC, a Delaware limited liability company, Argotec Holdings LLC, a Delaware limited liability company (“Argotec Holdings”) and certain equity holders of Argotec Holdings LLC listed on the signature pages of the Purchase Agreement (the “Equity Holders”).

The consideration transferred to acquire Argotec and its subsidiaries was $282.7 million in cash, subject to certain customary post-closing adjustments, in each case upon the terms and subject to the conditions contained in the Purchase Agreement. The purchase price was funded from the Company’s borrowings under the Second Amended and Restated Credit Agreement as described below.

In order to finance the Acquisition, the Company entered into a Second Amended and Restated Credit Agreement providing for credit facilities in the aggregate principal amount of $1 billion, consisting of a $650 million revolving credit facility, or “Revolving Credit Facility,” available to the Company, a $100 million Term Loan A-1 made to the Company, or “Term Loan A-1,” and a $250 million Term Loan A-2 made to the Company, or “Term Loan A-2.” Term Loan A-1 and Term Loan A-2 are collectively referred to as the “Term Loans.” On October 28, 2015, the Company borrowed the Term Loans under the Amended Credit Agreement in the aggregate amount of $350 million. The Company used the proceeds in part to finance the acquisition of Argotec and in part to reduce amounts outstanding under the previously existing revolving credit facility of Schweitzer-Mauduit International, Inc.

Argotec manufactures highly engineered urethane films for demanding specialty applications in surface protection, glass lamination and medical products. Argotec is headquartered in Greenfield, Massachusetts.

The unaudited pro forma condensed combined financial statements were prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) Regulation S-X and should not be considered indicative of the consolidated financial position or results of operations that would have occurred if the Acquisition had been completed on the dates indicated, nor are they indicative of the future consolidated financial position or results of operations of Schweitzer-Mauduit International, Inc. and Argotec following the completion of the Acquisition.

The unaudited pro forma condensed combined financial statements do not reflect the potential realization of cost savings, restructuring or other costs relating to the integration of Argotec. The historical consolidated financial statements of the Company and Argotec have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) with respect to the statement of income, expected to have a continuing impact on the consolidated results.

The unaudited pro forma condensed combined financial statements are based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of the Company’s purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, particularly in regards to indefinite and definite-lived intangible assets and deferred tax assets and liabilities, which could be material. The Company will finalize the accounting for the business combination as soon as practicable within the measurement period in accordance with Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”), but in no event later than one year from October 28, 2015, (the “Acquisition Date”).

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes thereto and were based on and should be read in conjunction with:

•
Schweitzer-Mauduit International, Inc.’s audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 27, 2015;

•
Schweitzer-Mauduit International, Inc.’s unaudited consolidated financial statements and related notes thereto contained in its Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2015 filed with the SEC on November 4, 2015;

•
The audited consolidated financial statements of Argotec's former parent entity, Seller, and related notes for the year ended December 31, 2014 which are attached to the Company's Current Report on Form 8-K/A as Exhibit 99.1; and

•
Argotec’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2015 and 2014, which are attached to this Form 8-K/A dated January 13, 2016 as Exhibit 99.3.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2015
(dollars in millions)

	Historical		Pro Forma
	Schweitzer-Mauduit International, Inc.	Argotec Intermediate Holdings LLC	Adjustments		Condensed Combined
ASSETS
Current Assets
Cash and cash equivalents	$268.5	$6.1	$2.8	(a)	$277.4
Accounts receivable, net	119.1	16.2	(1.0)	(h)	134.3
Inventories	102.4	14.3	1.2	(b)	117.9
Current deferred income tax benefits	9.5	—	0.1	(c)	9.6
Other current assets	11.4	1.6	(0.3)	(d)	12.7
Total Current Assets	510.9	38.2	2.8		551.9

Property, Plant and Equipment, net	313.4	14.8	—	(d)	328.2
Investment in Equity Affiliates	66.3	—	—		66.3
Goodwill	124.5	65.5	40.9	(e)	230.9
Intangible Assets, net	85.6	0.2	130.8	(e)	216.6
Other Assets	19.2	0.6	(0.4)	(f)(h)	19.4
Total Assets	$1,119.9	$119.3	$174.1		$1,413.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current debt	$3.1	$1.7	$4.4	(f)(g)	$9.2
Accounts payable	39.9	5.5	—		45.4
Income taxes payable	1.2	—	—		1.2
Accrued expenses	77.8	4.4	(2.1)	(h)	80.1
Total Current Liabilities	122.0	11.6	2.3		135.9

Long-Term Debt	397.0	88.8	191.3	(a)(f)(g)	677.1
Pension and Other Postretirement Benefits	38.1	—	—		38.1
Deferred Income Tax Liabilities	68.3	—	—		68.3
Other Liabilities	34.5	—	—		34.5
Total Liabilities	659.9	100.4	193.6		953.9

Stockholders’ Equity:
Preferred Stock	—	—	—		—
Common Stock	3.0	—	—		3.0
Additional Paid-in-Capital	52.1	—	—		52.1
Retained Earnings (Accumulated Deficit)	543.1	18.9	(18.9)	(j)	543.1
			(0.6)	(a)(c)	(0.6)
Accumulated Other Comprehensive Loss, net of tax	(138.2)	—	—		(138.2)
Total Stockholders’ Equity	460.0	18.9	(19.5)		459.4
Total Liabilities and Stockholders’ Equity	$1,119.9	$119.3	$174.1		$1,413.3
See accompanying notes to unaudited pro forma condensed combined financial statements.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2015
(dollars in millions, except per share amounts)

	Historical		Pro Forma
	Schweitzer-Mauduit International, Inc. Continuing Operations	Argotec Intermediate Holdings, LLC	Adjustments		Condensed Combined
Net Sales	$554.3	$87.3	$—		$641.6
Cost of products sold	395.7	67.7	(1.4)	(d)(k)	462.0
Gross Profit	158.6	19.6	1.4		179.6

Selling expense	16.0	3.2	—		19.2
Research expense	10.5	0.6	—		11.1
General expense	43.3	3.7	5.2	(e)(k)	52.2
Total nonmanufacturing expenses	69.8	7.5	5.2		82.5

Restructuring and impairment expense	10.5	0.5	—		11.0
Operating Profit (Loss)	78.3	11.6	(3.8)		86.1
Interest expense	5.3	5.6	(0.9)	(g)	10.0
Other income (expense), net	9.5	—	—		9.5
Income (loss) from Continuing Operations before Income Taxes and Income from Equity Affiliates	82.5	6.0	(2.9)		85.6

Provision for income taxes	17.9	0.1	1.2	(c)	19.2
Income from equity affiliates	4.3	—	—		4.3
Income (Loss) from Continuing Operations	$68.9	$5.9	$(4.1)		$70.7

Income per Share from Continuing Operations
Basic	$2.26				$2.32
Diluted	$2.25				$2.32

Weighted Average Shares Outstanding:
Basic	30,243,000				30,243,000
Diluted	30,366,600				30,366,600
See accompanying notes to unaudited pro forma condensed combined financial statements.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2014
(dollars in millions, except per share amounts)

	Historical		Pro Forma
	Schweitzer-Mauduit International, Inc. Continuing Operations	Argotec Intermediate Holdings Two, LLC	Adjustments		Condensed Combined
Net Sales	$794.3	$101.9	$—		$896.2
Cost of products sold	575.5	77.7	(1.3)	(d)(k)	651.9
Gross Profit	218.8	24.2	1.3		244.3

Selling expense	22.0	3.8	—		25.8
Research expense	15.7	0.5	—		16.2
General expense	61.9	6.3	5.8	(e)(i)(k)	74.0
Total nonmanufacturing expenses	99.6	10.6	5.8		116.0

Restructuring and impairment expense	13.1	—	—		13.1
Operating Profit (Loss)	106.1	13.6	(4.5)		115.2
Interest expense	7.2	3.6	2.9	(g)	13.7
Other income (expense), net	9.3	(2.2)	1.5	(g)	8.6
Income (loss) from Continuing Operations before Income Taxes and Income from Equity Affiliates	108.2	7.8	(5.9)		110.1

Provision for income taxes	20.5	—	0.9	(c)	21.4
Income from equity affiliates	2.0	—	—		2.0
Income (Loss) from Continuing Operations	$89.7	$7.8	$(6.8)		$90.7

Income per Share from Continuing Operations
Basic	$2.94				$2.97
Diluted	$2.93				$2.96

Weighted Average Shares Outstanding:
Basic	30,238,000				30,238,000
Diluted	30,356,500				30,356,500
See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On October 28, 2015, the Company completed its acquisition (the "Acquisition") of Argotec Intermediate Holdings LLC ("Argotec") for $282.7 million in cash, subject to certain customary post-closing adjustments. The transaction was accounted for under the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), with the Company treated as the accounting acquirer. Under the acquisition method of accounting, substantially all of Argotec’s assets acquired and liabilities assumed in the transaction were recorded by the Company at their acquisition date fair values while transaction costs associated with the transaction were expensed as incurred.

The unaudited pro forma condensed combined financial statements were prepared in accordance with US GAAP and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") Regulation S-X, and present the pro forma financial position and results of operations of the consolidated companies based upon the historical information after giving effect to the Acquisition and adjustments described in these footnotes. The unaudited pro forma condensed combined financial statements have been derived from the audited and unaudited historical financial statements of the Company, Argotec, and Argotec's former parent company.

The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had occurred on September 30, 2015 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 2014, and nine months ended September 30, 2015, give effect to the Acquisition as if it occurred on January 1, 2014.

The unaudited proforma condensed combined statement of income for the year ended December 31, 2014 includes balances derived from the audited financial statements of Argotec's previous parent entity, Argotec Intermediate Holdings Two LLC, which was not a part of the entities acquired by SWM. These audited financial statements are attached to the Company's Current Report on Form 8-K/A dated January 13, 2016 as Exhibit 99.1. SEC regulations allow the use of audited financial statements of an entire consolidated entity where only selected parts of an entity are acquired and those acquired parts represent substantially all of the selling entity. The amounts which are attributable to this entity have been recorded as a proforma adjustment to the unaudited proforma condensed combined statement of income for the year ended December 31, 2014 and the details of the amounts adjusted are disclosed in Note 3(i).

2.	CONSIDERATION TRANSFERRED AND PRELIMINARY VALUE OF NET ASSETS ACQUIRED
The Acquisition has been accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill.
The accounting for the business combination is based on currently available information and is considered preliminary. The final accounting for the business combination may differ materially from that presented in these unaudited pro forma condensed financial statements.
The consideration transferred to acquire Argotec and its subsidiaries was $282.7 million in cash, subject to certain customary post-closing adjustments, in each case upon the terms and subject to the conditions contained in the Purchase Agreement. The following table summarizes the preliminary accounting for the business combination for the Argotec acquisition ($ in millions):

Fair value at acquisition date
Cash & cash equivalents	$6.1
Accounts receivable	15.2
Inventory	15.5
Assets held for sale	1.4
Other current assets	0.2
Properties, plant and equipment	14.5
Other noncurrent assets	0.2
Identifiable intangible assets	131.0
Total Assets	184.1
Accounts payable and accrued expenses	7.8
Net assets acquired	176.3
Goodwill	106.4
Consideration transferred	$282.7

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

3.    PROFORMA ADJUSTMENTS

Reclassifications
Certain historical balance sheet line items have been reclassified to conform to the pro forma condensed combined presentation.

Adjustments

(a)	Represents the preliminary net adjustment to cash in connection with the Acquisition ($ in millions):

As of September 30, 2015
Proceeds received from amended and restated credit agreement (1)	$350.0
Proceeds used for acquisition of Argotec (2)	(282.7)
Payment of transaction costs (3)	(8.1)
Repayment of debt and accrued interest & fees associated with the Company's previous credit facility (4)	(56.4)
Net adjustment to cash	$2.8

(1)	Represents the portion of proceeds from the Revolving Credit Facility, as amended and restated, with JP Morgan Chase Bank, N.A. and various other institutions used to finance the Acquisition.

(2)	Represents the consideration transferred described in Note 2.

(3)
Represents the payment of costs incurred after September 30, 2015 associated with the Acquisition. The amount represents $7.4 million of capitalized financing costs incurred related to the amended and restated credit facility and $0.7 million of direct and indirect acquisition-related costs.

(4)
Represents repayment of $56.0 million of the outstanding balance of the previously existing revolving credit facility of Schweitzer-Mauduit International, Inc. as well as accrued interest and fees of $0.4 million using funds received from the Second Amended and Restated Revolving Credit Facility.

(b)
Inventory acquired in the Acquisition was adjusted to reflect the estimated fair value of inventory acquired. The unaudited pro forma condensed combined statements of income do not reflect the impact on cost of sales of the estimated purchase accounting adjustment; the adjustment is directly related to the Acquisition and is not expected to have a continuing impact on the Company’s operations.

(c)
Reflects the estimated deferred taxes and income tax effect related to (1) the income from continuing operations before income taxes of Argotec as incorporated into SWM's organizational structure and (2) pro forma adjustments recorded herein. Tax-related adjustments are based upon an estimated combined statutory tax rate of 38% and assumed utilization of deferred tax attributes. This rate does not reflect SWM’s effective tax rate, which includes other tax charges or benefits.

(d)
Represents the adjustment to property, plant and equipment (PP&E) and assets held for sale (included in Other Current Assets) to reflect the preliminary estimate of fair value and the depreciation expense related to the change in fair value of fixed assets recorded in relation to the Acquisition. Depreciation expense has been estimated based upon the nature of activities associated with the PP&E acquired and therefore, for purposes of these unaudited pro forma condensed combined financial statements, SWM has reflected the estimated depreciation expense in cost of products sold and general expense.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The amounts assigned to PP&E, the estimated useful lives, and the estimated depreciation expense related to the PP&E acquired are as follows ($ in millions):

			Depreciation Expense for the:
	Preliminary Fair Value	Estimated weighted Average Life (years)	Nine Months Ended September 30, 2015	Year Ended December 31, 2014
Land	$0.1	N/A	$—	$—
Buildings and improvements	1.0	39.0	—	—
Machinery and equipment	14.8	10.0	1.1	1.5
Total	$15.9		$1.1	$1.5
Less: Argotec historical PP&E, net and depreciation expense	16.2		2.4	2.8
Pro forma adjustments	$(0.3)		$(1.3)	$(1.3)

N/A = Not Applicable

Assets Held for Sale
Land, buildings and improvements per the schedule above, totaling $1.1 million, were reclassified in March 2015 as assets held for sale, which are included in Other Current Assets on the unaudited pro forma condensed combined balance sheet at September 30, 2015. These assets represent Argotec's Easthampton building and land, with a net book value of approximately $1.4 million at September 30, 2015. These assets were determined to have a fair value of $1.1 million as of the acquisition date.

(e)
Reflects the elimination of Argotec’s historical goodwill of $65.5 million and intangible assets of $0.2 million and the preliminary estimated adjustment to goodwill of $106.4 million, the pro forma impact of the recognized identifiable intangible assets that are being acquired, and the related amortization expense related to the change in fair value of identifiable intangible assets acquired as a result of the Acquisition.

The preliminary amount assigned to goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed described in Note 2. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event management determines that the value of goodwill has become impaired, SWM will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The goodwill is attributed primarily to Argotec’s revenue growth from combining the SWM and Argotec businesses and workforce as well as the benefits of access to different markets and customers. The goodwill is expected to be deductible for tax purposes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The preliminary amounts assigned to the identifiable intangible assets, the estimated useful lives, and the estimated amortization expense related to these identifiable intangible assets are as follows ($ in millions):

			Amortization Expense for the:
	Preliminary Fair Value	Estimated Weighted Average Life (years)	Nine Months Ended September 30, 2015	Year Ended December 31, 2014
Customer relationships	$115.3	15.0	$5.8	$7.7
Trade name	14.0	N/A	—	—
Non-competition agreements	1.7	4	0.3	0.4
Total	$131.0		$6.1	$8.1

Less: Argotec historical intangible assets, net and amortization expense	0.2		0.1	0.1
Pro forma adjustments	$130.8		$6.0	$8.0

N/A = Not Applicable

Customer Relationships
Approximately $115.3 million, or 88% of the identified intangible assets, has been preliminarily assigned to customer relationships with an estimated useful life of 15 years. The fair value of the customer relationships was estimated based on an income approach using the multi-period excess earnings method. The remaining useful life of customer relationships was estimated based on historical customer attrition, new customer acquisition and the expected future economic benefit of the asset.

Trade Name
Approximately $14.0 million, or 11% of the identified intangible assets, has been preliminarily assigned to trade names with an indefinite useful life. The fair value of the trade names was estimated based on an income approach using the relief from royalty method.

Non-competition Agreements
Approximately $1.7 million, or 1% of the identified intangible assets, has been preliminarily assigned to non-competition agreements with certain employees of the Company. The fair value of the non-competition agreements was estimated based on an income approach using the probability of competition and success of the specified individuals.

(f)	Represents the following components:

•
The capitalization of $7.4 million of the Company’s deferred financing costs associated with the amended and restated credit agreement, of which $1.4 million and $6.0 million are recorded as current and long-term, respectively.

•
The write-off of $0.2 million and $1.3 million of deferred debt costs included in Other Assets and Long-term Debt, respectively, recorded for Argotec’s unamortized deferred financing costs related to the elimination of the preexisting debt.

(g)	Represents the following components:

•	The elimination by Argotec of its current and long-term debt of $1.7 million and $90.1 million, respectively.

•	The elimination of Argotec’s interest expense for the nine months ended September 30, 2015 and year ended December 31, 2014 in the amount of $5.6 million and $3.6 million, respectively.

•	The elimination of a loss on extinguishment of debt recognized by Argotec in the year ended December 31, 2014 of $1.5 million.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

•
An increase in additional long-term debt incurred by SWM. As part of the Acquisition, SWM entered into a Second Amended and Restated Credit Agreement which consisted of a $650 million Revolving Credit Facility, of which none was drawn related to the Acquisition, a $100 million Term Loan A-1, and a $250 million Term Loan A-2. The full amount of the two term loans, totaling $350 million was drawn as part of the Acquisition; of this amount, $282.7 million was used to fund the Acquisition, $7.4 million was used to pay transaction costs associated with the new facility, and $56.4 million was used to repay the outstanding balance of the Company's previous Revolving Credit Facility and associated accrued interest and fees. The annual interest rate on the Revolving Credit Facility is LIBOR plus an applicable margin of 1.25%; for the Term Loan A-1 and Term Loan A-2, the annual interest rate is LIBOR plus an applicable margin of 1.25% and 1.50%, respectively. The adjustments to interest expense reflect the expected interest expense to be incurred by SWM as a result of the Acquisition. SWM incurred $7.4 million in refinancing costs in conjunction with the new credit facility, which was capitalized and is being amortized over the time between the date of Acquisition and the Credit Agreement's scheduled maturity. In addition, SWM wrote-off $0.2 million of previously recognized refinancing costs to interest expense. The adjustments related to the amortization of deferred financing costs are incremental to SWM’s historical amortization expense. The LIBOR that was in effect as of the date of the Acquisition was used in the following table ($ in millions):

New debt and related interest expense	Rate	Debt	For the Nine Months Ended September 30, 2015	For the Year Ended December 31, 2014

Revolving Credit Facility, amended and restated	1.45%	$(56.0)	$(0.6)	$(0.8)
Term Loan A-1	1.45%	100.0	1.1	1.4
Term Loan A-2	1.70%	250.0	3.2	4.3
Amortization of deferred financing costs			1.0	1.6
Net adjustment to interest expense related to new debt (1)		$294.0	$4.7	$6.5

(1)
A hypothetical 0.125% change in interest rate would result in a $0.3 million and $0.4 million change in interest expense for the nine months ended September 30, 2015 and for the year ended December 31, 2014, respectively.

(h)	Represents the following components:

•	A decrease of $1.8 million related to the elimination of accrued interest from the elimination of Argotec’s outstanding debt.

•	The elimination of receivables of $1.0 million from and accrued management fees payable of $0.3 million to the predecessor investor of Argotec no longer owed as part of the Acquisition closing.

•	The elimination of $0.2 million of deferred loss on a sale-leaseback transaction entered into by Argotec which has a fair value of $0 as of the acquisition date.

(i)
Represents the elimination of $1.2 million in general and administrative expenses attributable to Argotec Intermediate Holdings Two, LLC, an entity which owned Argotec prior to the Acquisition and which was included in the audited financial statements included herein as Exhibit 99.1. This entity was not acquired by the Company as part of the Acquisition and this entity is not included in the Argotec historical financial statements for the nine months ended September 30, 2015.

(j)	Represents the elimination of Argotec’s historical equity.

(k)	Represents the following components:

•
The elimination of management fees with Argotec’s predecessor investor for the nine months ended September 30, 2015 and the year ended December 31, 2014 in the amount of $0.7 million and $0.9 million, respectively.

•
The elimination of expenses primarily related to Argotec’s Board of Directors that will not have continuing impact on SWM’s operations. The expenses were approximately $0.1 million and $0.1 for the nine months ended September 30, 2015 and the year ended December 31, 2014, respectively.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

•	The elimination of $0.1 million in professional service fees incurred by Argotec for the nine months ended September 30, 2015.